EXHIBIT 99.1
News Release dated July 29, 2011

New Western Energy Corp. signs letter of intent to acquire Texas-based operator, 3M Productions

Irvine, Calif.--New Western Energy Corp. (Pink Sheets: NWTR), an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals in North America, today announced a letter of intent to acquire 100 percent of the outstanding equity interests of 3M Productions, Inc., a Texas-based, oil and gas operator for cash and common shares of New Western Energy.

"We expect this acquisition to positively impact New Western Energy's margins, manpower and production," said Javan Khazali, President of New Western Energy Corp.

3M Productions is currently the owner/operator of 15 leases and 42 wells in Shackelford and Stephens County, Texas.  Immediately upon closing, New Western Energy shall issue stock and payments of cash, and grant to 3M Productions' shareholders a 30 percent working interest in any wells currently on the properties owned by 3M Productions and in any and all wells to be drilled in the future by New Western Energy on the properties owned by 3M Productions as of the closing date.

Although we expect to consummate the acquisition within the next 60-days, there is no assurance that the acquisition will be completed.

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Contact:
Javan Khazali
President
(949) 435-0977
info@newwesternenergy.com